Investor Discussion Materials November 2016 Exhibit 99.1

Forward Looking Statements The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this presentation contains statements that are forward-looking, such as statements relating to results of operations and financial conditions and business development activities, as well as capital spending and financing sources. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Mercer. For more information regarding these risks and uncertainties, review Mercer’s filings with the United States Securities and Exchange Commission, including the risks disclosed under “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q. Unless required by law, we do not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations.

Mercer International Inc.

Operations at a Glance Combined annual capacity of: 1.54 million air dried metric tonnes (“ADMTs”) of Northern Bleached Softwood Kraft (“NBSK”) pulp 305 MW of electrical generation 100% (1) 100% 100% Celgar - BC, Canada 520,000 ADMTs + 100 MW Rosenthal - Germany 360,000 ADMTs + 57 MW Stendal - Germany 660,000 ADMTs + 148 MW The only two NBSK market pulp mills in Germany, Europe’s largest NBSK market One of the largest, most modern pulp mills in North America (1) In September 2014, we completed the acquisition of all of the shareholders’ loans, substantially all of the shares of the minority shareholder and other rights and now own a 100% economic interest in Stendal

Our mills’ strategic locations position us well to serve customers in Europe, North America and Asia China – the world’s largest and fastest growing pulp import market Germany – the largest European pulp import market Strategically Located Mills with Access to Global Markets (1) Not including Germany or Italy; includes new entrants to the European Union from their time of admission Celgar (B.C., Canada) 520,000 ADMTs United States Stendal (Germany) 660,000 ADMTs Rosenthal (Germany) 360,000 ADMTs Europe ● ● ● Indonesia China Thailand Middle East Japan

Globally Cost Competitive and Modern Operations

Our operations are some of the largest and most modern NBSK facilities in the world

- Low production costs
- Low maintenance capital requirements
- High runnability / efficiency
- Strong environmental performance record
- Net energy exporters

NBSK Producer Competitiveness (1)(2)



Average Technical Age: 29.3 years
900
750
600
450
300
150
-
Average Mill Capacity (ktpa)
55.0
50.0
45.0
40.0
35.0
30.0
25.0
20.0
15.0
10.0
Average Technical Age (years)
Newer, Larger NBSK Pulp Mills
Older, Smaller NBSK Pulp Mills
International Paper (Ilim)
Canfor Pulp
Aditya Birla
Nanaimo
Catalyst
Domtar
Resolute
Weyer-haeuser
West Fraser
Södra Cell
SCA
Mercer
Heinzel
Metsä Fibre
Stora Enso
UPM
Mondi
Asia Pulp and Paper (Paper Excellence)
Billerud-Korsnas
Daishowa-Marubeni
Average Market Pulp Capacity per Mill: 307,972 tpa

(1) *Source: FisherSolve Q4 2016 data*
(2) *Note: NBSK market pulp only*

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Rising up the Value Chain through Bio-Refinery Strategy We are a leader among paper and forest products manufacturers in pursuing a full bio-refinery strategy We harness value from all aspects of the biomass we process by generating electricity and chemicals The market continues to turn to carbon-neutral and renewable sources for power and chemicals Energy and chemical production is capital intensive, but we have already made these investments – this production requires limited incremental operating expenses, which makes it highly profitable Green electricity and chemical revenue… a significant and growing part of our business CAGR: 5.0% CAGR: 9.4% CAGR: 5.9%

Value Creation through Deep Focus on Wood Markets We have deep competence in wood procurement We are market leaders in our local markets for industrial wood, particularly in Germany We are innovators in the design and implementation of new wood procurement methods New roundwood railcar fleet 200 new, custom designed, high volume cars delivered in 2016 >50% more wood volume per 540m train Suitable for pulpwood and sawlogs; currently focused on imports from Baltic states New wood procurement organization with Mondi - wood2M Joint procurement of wood from non-traditional regions Expansion of reach and imports of pulpwood and sawlogs into Germany Wood is a core competency of Mercer… Expansion in the wood market is a natural fit and key element of EBITDA stability

Our Growing Import Reach for Wood Baltic port expansion Our log port at Rostock Germany was recently expanded; enables greater imports from Baltic states, Scandinavia and UK Rail logistics expansion Acquisition of rail sidings Construction of new railway unloading facility at Rosenthal Construction of new automated chip unloading and reclaim system at Rosenthal €7.1 million project completed in late 2015 Project reduces personnel, equipment costs and improves pulp yield

Small log / waste wood utilization project in British Columbia BC wood harvest process historically plagued with wood utilization inefficiencies - “Waste” that has the potential to become pulp mill quality wood chips Timber harvest typically managed by lumber-focused sawmillers which creates a tendency for pulp-suitable wood to be left in the forest Wood Utilization Strategy Mercer’s new subsidiary, Arbor Sentinel, is dedicated to this business. It’s first order of business was the custom design and manufacture of new chipping and transportation equipment for delivery of this wood to Celgar Mitigates impacts of BC allowable annual cut reductions elsewhere in the province and supply risk introduced as a result of Softwood Lumber Agreement expiry

Steady Focus on Cost Reduction Fibre costs are consolidated for Celgar, Rosenthal and Stendal and converted using quarterly average FX rates Transportation costs are gross for all mills

The NBSK Market

NBSK in the Global Pulp Market NBSK generally attracts a price premium relative to other kraft pulps (1) Source: PPPC (2014A); some numbers may not add due to rounding Tissue NBSK End Uses Northern Bleached Softwood Kraft (“NBSK”) is produced from spruce, pine, fir and cedar grown primarily in the forests of Canada, Northern Europe and North-Central Russia: Specialties (14 mm ADMTs)

Demand Fundamentals – NBSK Fiber Importance

Fiber Characteristics

- Long, slender, thin-walled fibers
- Better softness compared to SBSK and Radiata
- Better strength

Fiber Advantages

- Provides structural integrity for the fiber network due to length and fineness
    - *Each NBSK fiber has three times more bonding strength than a Bleached Eucalyptus Kraft (BEK) fiber*
- Gives strength and resistance to strain, tear and fracture in both dry and wet states
    - *Advantageous for end products and for runnability of modern, high-speed paper machines*

Pulp Fiber Bonding (1)



Softwood Fiber
Hardwood Fiber
Fiber-to-Fiber Bonding

Fiber Characteristics Comparison (2)

	NBSK	*SBSK*	*Radiata*	*BEK*
Fiber Diameter (µm)	25	35	29	11
Cell Wall Thickness (µm)	2.1	3.5	2.3	1.7
Fiber Length (mm)	2.38	2.46	2.24	0.75

Performance characteristics of the NBSK fiber give it a unique competitive advantage

(1) Source: FPInnovations (September 8, 2014, prepared for Mercer International)
(2) Source: FPInnovations (2014); based on averages

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Demand Fundamentals – NBSK Fiber Importance (Cont’d) Tissues / Towels Printing & Writing Grades Conclusions NBSK is a key component for products requiring strength Proportionally more NBSK is used in tissues, towels and specialities than in printing & writing papers (1) Source: FPInnovations (November 30, 2015, prepared for Mercer International) NBSK’s strength attributes make it a necessary input for tissue and specialty products Specialties

Demand Fundamentals – Changes to NBSK End Uses NBSK Demand Changes Increased NBSK demand for tissue / specialty products has more than offset decreased NBSK demand for traditional printing & writing grades (digital substitution) Significant growth in global tissue demand is a major contributing factor and is expected to continue 61% 22% 17% 30% 30% 40% P&W: (6%) Tissue: +10% Specialty & Other: +4% CAGR Source: PPPC (November 2014) for NBSK Demand; Brian McClay for NBSK End Uses (November 2014) Source: Brian McClay (October 2016); some numbers may not add due to rounding Mainly driven by tissue and specialty growth, aggregate NBSK demand has been growing

Demand Fundamentals – China’s Growing Demand (1) Source: PPPC (October 2016) Region … 2000-2020E CAGR China has been driving overall BSK demand growth globally

Demand Fundamentals – China’s Growing Demand (Cont’d) (1) Source: PPPC End Use Study (2014), PPPC Chemical Market Pulp Forecast Reports (November 2014 and September 2015) (2) Growth rates calculated on a compound annual basis between 2004 and 2013; percentages comprised of NBSK are as at 2013 (3) Includes fluff-based products, kraft papers, mechanical printing & writing grades and newsprint China’s BSK demand growth is highest in the end uses that demand NBSK pulp Tissue (2): 22% CAGR; 93% comprised of NBSK Fastest growth & majority NBSK P&W Papers (Woodfree) (2): 7% CAGR; 49% comprised of NBSK Specialty Papers (2): 14% CAGR; 63% comprised of NBSK Paperboard (2): 8% CAGR; 92% comprised of NBSK Other (2)(3): 11% CAGR; 9% comprised of NBSK

Demand Fundamentals – China’s Growing Demand (Cont’d) (1) Source: PPPC (July 25, 2016, prepared for Mercer International); Income measured at purchasing power parity in constant 2011 US dollars (2) Source: The World Bank – World Development Indicators (3) Source: PPPC (September 2015) Income per Capita 2005-2015 CAGR: +9.0% Tissue Demand per Capita 2005-2015 CAGR: +7.4% China growth in per capita tissue, wood-free, and specialty paper grade consumption is due to: Rising living standards Growing disposable income Increased demand for hygiene products China’s per capita tissue consumption is still less than 35% of that of mature markets (3)… We expect this market to continue to grow More of China’s GDP is staying at home Not only is China’s overall GDP growing, but also an increasing percentage of GDP is staying within the country

Supply Fundamentals – China’s Decreasing Pulp Supply Source: RISI (press releases from December 2, 2015, June 26, 2015, January 9, 2015, November 26, 2014, August 22, 2014 and July 24, 2014; PPI Asia Report dated May 9, 2014; and other disclosures) Source: RISI World Pulp Monthly reports Shutdown of “Old China” Significant pulp and paper capacity closures to date and to come Implementing pollution, water and energy constraints in order to stay operating Many old mills use straw and/or bamboo as feedstocks Impact on Global Markets New mills in China use wood-based pulps With limited domestic supply, imports are required New hardwood supply from Latin America has been absorbed better than expected due to strong demand in China, as well as the shutdowns of the old Chinese mills Chinese Government Mandated Closure of “Old China” Capacity (1) 2005-2009: 6.5 mm tonnes per year over 5 years 2011: 8.31 mm tonnes 2012: 10.57 mm tonnes 2013: 8.31 mm tonnes 2014: 5.47 mm tonnes 2015E YTD April: 3.37 mm tonnes (not yet finalized) We believe that the recent decrease in the NBSK-BEK price spread is mostly attributable to greater than expected strength in BEK markets, not weakness in NBSK markets

Softwood Markets We believe that new NBSK capacity announcements are being motivated by: Demand growth expectations Capacity decreases Capacity decreases could be coming from: Old, high cost mills approaching end of life conditions Mill conversions to dissolving pulp Integration of market pulp (new paper machine at Mondi Štĕtí, Czech Republic: volume impact unknown) Hardwood Markets Rapidly increasing supply of hardwood is being absorbed in markets like China, where domestic supply is declining and demand is increasing Supply Fundamentals – Net Capacity Change Analysis (1) Source: Hawkins Wright (August 2016) We believe this increased NBSK capacity is consistent with growing demand

Perspectives on NBSK Pricing Trends (1) Source: PPPC monthly World Chemical Market Pulp Flash reports (2) Source: Brian McClay (September 19, 2016, prepared for Mercer International) (3) Source: FactSet Prices have recently been affected by: Discounts and Rebates: net prices show a smoother trend than list prices, as discounts have widened over time Exchange Rates: FX values have recently driven price decreases as producers’ home currencies depreciate against their sales currency (the US dollar) CAD: 2% EUR: 0% NOK: -3% BRL: -16% (2) (2) (1)

Financial Performance and Recent Developments

Significant Earnings Potential Note: Some numbers may not add due to rounding For a Reconciliation of Net Income to Operating EBITDA, please refer to Appendix B. Operating EBITDA is defined as operating income (loss) plus depreciation and amortization and non-recurring capital asset impairment charges. It does not reflect the impact of a number of items that affect net income (loss). It is not a measure of financial performance under GAAP, and should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. Operating EBITDA Margin is Operating EBITDA expressed as a percentage of revenues. Our reporting currency was the euro up until October 1, 2013. Figures prior to this date have been converted to US dollars at the average foreign exchange rates in effect during the period 2015 2011 2012 2013 2014 2016 Operating EBITDA (US$mm)

Recent Corporate Developments Stendal Acquisition In September 2014, we acquired the remaining minority interest of the Stendal mill Corporate Refinancing On November 26, 2014, we completed a new senior notes debt offering $650 million in 7.00% and 7.75% senior notes due in 2019 and 2022 The proceeds, along with existing cash, were used to refinance two loan facilities relating to the Stendal mill and our 9.50% Senior Notes due 2017 Our total debt to LTM EBITDA is currently 3.4x (or 2.6x on a net debt basis), compared to 4.3x (or 3.1x on a net debt basis) just prior to the refinancing in September 2014 $23 million of our 2019 senior notes were repurchased in the market in Q1 2016 at slightly above par Initiated Dividend Quarterly cash dividends of $0.115 per share commenced in Q2 2015 Leadership Transition Completed - July, 2015 Jimmy S.H. Lee to Executive Chairman of the Board David M. Gandossi to President and CEO, in addition to joining the Board as a Director David K. Ure to Senior Vice-President Finance, CFO and Secretary

Recent Corporate Developments (Cont’d) Capital Projects Evaporation plant upgrades at Rosenthal and Stendal completed during Q4 2015 Fiber infeed project at Rosenthal completed during Q3 2015 6,000 tonne per year tall oil plant at Rosenthal became fully operational in Q4 2014, on schedule and on budget Balance of 2016 capital program focuses on wood cost reduction projects and debottlenecking First deliveries of the new German log railcar fleet in Q3 2016 Credit Rating Upgrades In October 2016 both S&P and Moody's increased their corporate ratings by one notch to BB– and Ba3, respectively Symbol Change Effective November 1, 2016, we updated our TSX trading symbol from “MRI.U” to “MERC.U”

Financial Flexibility

Immediate Impacts of the Refinancing

- Lowered coupon rate on senior notes
- Lowered future interest payments
- De-levered balance sheet
- Simplified corporate structure
  - *No Restricted vs. Unrestricted Group*

New Financial Flexibility Going Forward

- We have commenced a dividend
  - *And have ability to grow it in the future*
- We retain the ability to call the Senior Notes
  - *Beginning Dec. 2016 for the 7.00% notes*
  - *Beginning Dec. 2017 for the 7.75% notes*

Our Capital Structure Flexibility

US$mm, unless otherwise noted	30-Sep-14 *Pre-Refinancing*	30-Sep-16 *Post-Refinancing*
Cash Balance [1]	**$240**	**$141** [2]
Stendal Revolving Credit Facility	$499	-
2017 Senior Notes (9.50%)	$329 [3]	-
2019 Senior Notes (7.00%)	-	$224 [3]
2022 Senior Notes (7.75%)	-	$393 [3]
Other Secured Debt	$23 [4]	$19 [4]
Other Revolving Credit Facilities	-	$8 [5]
Total Debt	**$851**	**$643**
Total Net Debt	**$611**	**$502**
LTM EBITDA	*$196*	*$189*
Debt to EBITDA	***4.3x***	***3.4x***
Net Debt to EBITDA	***3.1x***	***2.6x***

Note: Interest rate swap remains in place post-transaction; swap matures October 2017 with a fair value liability of US$12.0 million as at September 30, 2016, which is not included in Total Debt

(1) Includes effect of exchange rate changes on cash and cash equivalents
(2) Excludes restricted cash
(3) Loan face value less deferred note issuance costs
(4) Includes capital leases and payment-in-kind note issued to finance the acquisition of substantially all of the shareholder loans / minority shareholder interests in our Stendal mill
(5) Revolving credit facilities at Celgar, Rosenthal, and Stendal mills

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Mercer – Summary Strong long-term NBSK fundamentals Globally cost competitive, modern mill operations Strategically located mills with excellent access to key markets Stable revenue from high-margin energy and chemical sales De-levered and flexible capital structure Experienced management team The largest “pure-play” NBSK market pulp producer Recently commenced dividend

Appendix A Detailed Overview of Operations

Rosenthal Mill Location: Blankenstein, Germany (~300 km south of Berlin) Pulp Production Capacity: 360,000 ADMTs per year Electricity Generating Capacity: 57 MW Certification: ISO 9001, 14001, and 50001 2015 Green Electricity Sales: $16.8 million 2015 Chemical Sales: $2.3 million Key Features: Built in 1999 – modern and efficient Strategically located in central Europe Close proximity to stable fiber supply and nearby sawmills Allows customers to operate using just-in-time inventory process, lowering their costs and making Rosenthal a preferred supplier One of the largest biomass power plants in Germany In 2015, the mill sold 165,852 MWh of green electricity Regularly setting new pulp and energy production records The 6,000 tonne per year tall oil plant became operational in Q4 2014; the project was completed on time and on budget

Stendal Mill Location: Stendal, Germany (~130 km west of Berlin) Pulp Production Capacity: 660,000 ADMTs per year Electricity Generating Capacity: 148 MW Certification: ISO 9001 and 14001 2015 Green Electricity Sales: $46.7 million 2015 Chemical Sales: $9.9 million Key Features: Completed in 2004, it’s one of the newest and largest pulp mills in the world In September 2014, we completed the acquisition of all of the shareholders’ loans, substantially all of the shares of the minority shareholder and other rights in the Stendal mill One of the largest biomass power plants in Germany In 2015, exported 500,050 MWh Project Blue Mill was completed in Q4 2013 (on time and on budget) and increased the mill’s annual pulp production capacity by 30,000 ADMT and electricity generation by 109,000 MWh Regularly setting new performance records

Celgar Mill Location: Castlegar, BC, Canada (~600 km east of Vancouver) Pulp Production Capacity: 520,000 ADMTs per year Electricity Generating Capacity: 100 MW Certification: ISO 9001 and 14001 2015 Green Electricity Sales: $11.2 million Key Features: Modern and efficient Abundant and low cost fiber, by global standards Green Energy Project was completed in September 2010 In 2015, the mill sold 149,064 MWh of green electricity Secured C$57.7 million in non-repayable capital funding from government of Canada for green capital investments Majority used to fund Green Energy Project Continues to demonstrate significant upside potential Regularly setting production records and increasing the amount of bio-energy generated

Appendix B Reconciliation of Net Income to Operating EBITDA

Reconciling Net Income to Operating EBITDA

in US$ millions	2013	2014	2015	Q3 2015 [1]	Q3 2016 [1]
Net Income (Loss) Attributable to Common Shareholders	**($26.4)**	**$113.2**	**$75.5**	**$23.8**	**$11.9**
Add: Net Income Attributable to Non-Controlling Interest [2]	$0.6	$7.8	-	-	-
Add: Income Tax Provision (Benefit)	$9.2	($16.8)	$29.4	$6.6	$5.1
Add: Interest Expense	$69.2	$67.5	$53.9	$13.3	$12.8
Add: Loss (Gain) on Derivative Instruments	($19.7)	($11.5)	$0.9	$0.3	($0.0)
Add: Other Expense (Income)	($1.2)	$1.6 [3]	$5.9	$0.1	$0.0
Operating Income	**$31.7**	**$161.8**	**$165.7**	**$44.0**	**$29.8**
Add: Depreciation and Amortization	$78.6	$78.0	$68.3	$17.1	$18.0
Operating EBITDA	**$110.3**	**$239.8**	**$234.0**	**$61.1**	**$47.9**

Note: For other reconciliations of Net Income (Loss) to Operating EBITDA in periods not shown here, please refer to that period's respective Form 10-Q or 10-K, which can be found on our website (www.mercerint.com)

Note: Some numbers may not add due to rounding

(1) Quarterly data represents 3 months ended September 30

(2) Completed acquisition of minority interest in September 2014

(3) Includes debt settlement gain of $31.9 million related to the acquisition of the minority shareholder debt at Stendal and debt settlement loss of $20.5 million related to the 2017 Senior Notes

Operating EBITDA is defined as operating income (loss) plus depreciation and amortization and non-recurring capital asset impairment charges. Management uses Operating EBITDA as a benchmark measurement of its own operating results, and as a benchmark relative to its competitors. Management considers it to be a meaningful supplement to operating income (loss) as a performance measure primarily because depreciation expense and non-recurring capital asset impairment charges are not an actual cash cost, and depreciation expense varies widely from company to company in a manner that management considers largely independent of the underlying cost efficiency of their operating facilities. In addition, we believe Operating EBITDA is commonly used by securities analysts, investors and other interested parties to evaluate our financial performance.

Operating EBITDA does not reflect the impact of a number of items that affect our net income (loss) attributable to common shareholders, including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under the accounting principles generally accepted in the United States of America ("GAAP"), and should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity.

Operating EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Operating EBITDA should only be considered as a supplemental performance measure and should not be considered as a measure of liquidity or cash available to us to invest in the growth of our business. Because all companies do not calculate Operating EBITDA in the same manner, Operating EBITDA as calculated by us may differ from Operating EBITDA or EBITDA as calculated by other companies. We compensate for these limitations by using Operating EBITDA as a supplemental measure of our performance and by relying primarily on our GAAP financial statements.

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